UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2024 (February 20, 2024)

Sunnova Energy International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540

Houston, Texas 77046

(Address, including zip code, of principal executive offices)

(281) 892-1588

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 23, 2024, a wholly owned, indirect subsidiary (the “Issuer”) of Sunnova Energy International Inc., a Delaware corporation (the “Company”), issued $166,000,000 aggregate principal amount of 5.30% Loan Backed Notes, Series 2024-A Class A (the “Class A Notes”), $33,900,000 aggregate principal amount of 6.00% Loan Backed Notes, Series 2024-A Class B (the “Class B Notes”) and $27,100,000 aggregate principal amount of 7.00% Loan Backed Notes, Series 2024-A Class C (the “Class C Notes” and, collectively with the Class A Notes and Class B Notes, the “Notes”). The Notes have an anticipated repayment date of February 20, 2031.

The Notes were offered within the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to institutional accredited investors under Section 4(a)(2) of the Securities Act, and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction. The Class A Notes, the Class B Notes and the Class C Notes have been rated AA-sf, A-sf and BBBsf, respectively, by Fitch Ratings, Inc.

The Collateral

The Notes are secured by the trust estate which consists primarily of all right, title and interest of the Issuer in a portfolio of loans made to consumers for the purpose of installing residential photovoltaic systems, energy storage systems and/or home sustainability products. Sunnova ABS Management, LLC, a Delaware limited liability company and a wholly owned, direct subsidiary of the Company (the “Manager”), will act as manager and servicer pursuant to the terms of a Management Agreement and Servicing Agreement between the Issuer and the Manager. The Manager will provide, or cause to be provided, all operations, maintenance, administrative, collection and other management and servicing services, as applicable, for the Issuer and in respect of the loans.

Events of Default and Amortization Events

The indenture related to the Notes contains events of default that are customary in nature for securitizations of this type, including, among other things, (a) the non-payment of interest, (b) material violations of covenants, (c) material breaches of representations and warranties and (d) certain bankruptcy events. An event of default will also occur with respect to the Notes if they are not paid in full at their rated final maturity. The Notes are also subject to amortization events that are customary in nature for securitizations of this type, including (a) the occurrence of an event of default, (b) the bankruptcy or insolvency of the Manager, (c) failure to deposit the amount required to be deposited in the collections account, (d) the amount of funds available for distribution falling below certain levels and (e) the cumulative default level rising above certain levels. The occurrence of an amortization event or an event of default could result in accelerated amortization of the Notes, and the occurrence of an event of default could, in certain instances, result in the liquidation of the collateral securing the Notes. In connection with the transaction, Sunnova Energy Corporation, a wholly owned, direct subsidiary of the Company, issued a performance guaranty covering (a) the performance of certain obligations of its affiliates, (b) the performance obligations of the Manager under the Management Agreement and Servicing Agreement and (c) the payment of certain expenses incurred by the Issuer and the Indenture Trustee.

Use of Proceeds

The Company intends to use the proceeds from the sale of the Class A Notes, the Class B Notes and the Class C Notes to finance or refinance, in whole or in part, existing or new investments and expenditures by the Company and its subsidiaries, including to simultaneously repay a portion of one or more currently existing financing arrangements of the Company’s subsidiaries.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2024, the Compensation and Human Capital Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company approved the following compensation arrangements for the Company’s named executive officers (as identified in the Company’s 2023 proxy statement), other than the Chief Executive Officer. Upon the recommendation of the Committee, the independent directors of the Board approved the following compensation arrangements for the Chief Executive Officer.

Officer Titles

The Company and the following executive officers revised the officers’ respective titles and responsibilities as follows. Mr. Paul Mathews’ title was revised from Executive Vice President, Service – Americas and Supply Chain to Executive Vice President, Chief Operating Officer. Mr. Mathews will lead the following teams within the Company: field service, supply chain, procurement, industrial engineering, customer care, real estate, quality assurance/quality control, fulfillment, software and business technology, with a focus on delivering on the Company’s commitment to customer service, as well as driving operational leverage and efficiencies. Mr. David Searle’s title was revised from Executive Vice President, General Counsel to Executive Vice President, General Counsel and Chief Compliance Officer to more accurately describe his duties with respect to overseeing the Company’s compliance function.

2024 Base Salaries

2024 base salaries for the named executive officers were set as follows:

Name(1)	2024 Base Salary(2)
William J. Berger	$650,000
Robert L. Lane	$400,000
Michael Grasso	$425,000

(1)	Excludes Messrs. Baker and Santo Salvo who are no longer with the Company and, as previously reported, Mr. Hillstrand who is in the process of separating from the Company.
(2)	Mr. Grasso’s base salary amount is effective April 1, 2024. There were no adjustments to Mr. Berger or Mr., Lane’s salaries which were effective April 1, 2023, and April 1, 2022, respectively.

Annual Incentive Bonus

The Annual Incentive Bonus is issued pursuant to previously disclosed performance metrics for performance in 2023, but granted in March 2024.

Name(1)	2024 Bonus(2)
William J. Berger	$1,224,113
Robert L. Lane	$346,650
Michael Grasso	$381,234

(1)	Excludes Messrs. Baker and Santo Salvo who are no longer with the Company and, as previously reported, Mr. Hillstrand who is in the process of separating from the Company.
(2)

Annual Incentive Bonus will be issued March 6, 2024, comprised of a cash award in the amount of 60% of the total award and an award of shares of common stock in the amount of 40% of the total award. Cash and common stock awards are each as follows: Mr. Berger, $734,468 ($489,645 in common stock); Mr. Lane, $207,990 ($138,660 in common stock); Mr. Grasso, $228,741 ($152,493 in common stock).

Long-Term Incentive Award Grants

Amounts and allocations of long-term incentive plan awards to the Company’s named executive officers were approved as follows. The long-term incentive awards will be granted on March 6, 2024 under the Company’s 2019 Long-Term Incentive Plan.

Name(1)	Aggregate Grant Date Fair Value of RSUs(2)	Aggregate Grant Date Fair Value of Options(3)	Aggregate Grant Date Fair Value of Premium Options(4)
William J. Berger	$1,666,666	$—	$3,333,334
Robert L. Lane	$800,000	$400,000	$400,000
Michael Grasso	$1,200,000	$600,000	$600,000

(1)	Excludes Messrs. Baker, Santo Salvo and Hillstrand.
(2)

The time-based restricted stock unit awards will vest on the third anniversary of the date of grant. The number of shares underlying the restricted stock units will be determined by dividing the aggregate value by the closing stock price on the date of grant.

(3)

The stock option awards will vest on the third anniversary of the date of grant, the number of which will be determined by dividing the aggregate value by the adjusted fair value using Black-Scholes methodology in accordance with ASC Topic 718. The exercise price of the options will be the closing stock price on the date of grant.

(4)

The premium stock option awards will vest on the third anniversary of the date of grant, the number of which will be determined by dividing the aggregate value by the adjusted fair value using Black-Scholes methodology in accordance with ASC Topic 718. For the named executive officers other than Mr. Berger, the exercise price of the options will be 110% of the closing stock price on the date of grant. For Mr. Berger, the exercise price will be 120% of the closing stock price on the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: February 26, 2024	By:	/s/ David Searle
David Searle
Executive Vice President, General Counsel and Chief Compliance Officer